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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement filed pursuant to Rule 462(b) relating to the Shelf Registration Statement on Form S-3 and the Related Prospectus and Prospectus Supplement of Federal-Mogul Corporation for the registration of its common stock and to the incorporation by reference therein of our report dated January 30, 1998, except for note 20, as to which the date is February 24, 1998, with respect to the consolidated financial statements and to the incorporation by reference therein of our report dated January 30, 1998 with respect to the financial statement schedule of Federal-Mogul Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1997, and to the inclusion and incorporation by reference of our report dated October 1, 1998, with respect to the combined financial statements of the Cooper Automotive and Moog Automotive Divisions of Cooper Industries, Inc. as of December 31, 1997 and 1996 and for the three years then ended, included in Federal-Mogul Corporation's Form 8-K dated November 24, 1998, and the incorporation by reference of our report dated February 13, 1998 with respect to the financial statements of The Operating Businesses of the Fel-Pro Group included in Federal-Mogul Corporation's Form 8-K/A dated April 7, 1998, and the incorporation by reference therein of our report dated February 13, 1998, with respect to the financial statements of the Operating Business of Felt Products Mfg. Co. and subsidiaries included in Federal-Mogul Corporation's Form 8-K dated April 17, 1998, filed with the Securities and Exchange Commission.



/s/ Ernst and Young LLP
Detroit, Michigan
November 24, 1998